Exhibit 99.2

Third Quarter 2019 1 Earnings Webcast and Conference Call October 31, 2019 Exhibit 99.2

Brad Windbigler Head of Investor Relations and Treasury 2

This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends,“ “targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general, and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation approved by the European Union; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks. Safe Harbor 3

Hikmet Ersek Chief Executive Officer 4

5 Third quarter results solid with strong adjusted margins and improved consumer money transfer revenue growth Westernunion.com transactions grew 16%; cross-border wu.com transactions increased more than 25% Business Solutions achieved constant currency revenue growth for the fifth consecutive quarter Strong cash flow generation Returned $732 million year-to-date to shareholders through repurchases and dividends Third quarter results Overview

Strategy Recap Global, complex, resilient, purpose-driven business 1 Making our cross-border platform more agile • WU Way investments and returns 2 XB Platform serving multi-cases • Grow and deliver our core • Open our cross-border platform for new use cases 3 Shareholder Return 4 6

Financial Targets 3-Year Summary Resilient and Profitable Business • 23% operating margin in 2022 • Low double-digit EPS CAGR 2020 – 20221 • Solid revenue growth 1 Untapped Growth Potential • Open XB Platform to third parties 3 Returning Funds to Shareholders 2 • ~$2.5 - $3 billion share buy backs and dividends 2020 – 20222 7 1 CAGR 2020-2022 compared to 2019 adjusted EPS outlook range of $1.70 to $1.80. See appendix for reconciliation of Non-GAAP to GAAP financial measures. 2 Assumes no significant M&A. Future dividends or share repurchases will be determined by the Board of Directors and will depend on a variety of factors as described in Part II, Item 5 of our Annual Report on Form 10-K for the period ended December 31, 2018.

Raj Agrawal Chief Financial Officer 8

Revenue Q3 9 Consolidated revenues of $1.3 billion declined 6% compared to the prior year period, or increased 4% on an adjusted constant currency basis* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

• 85% of Company revenue • Revenue increased 1%, or 2% constant currency* • Transactions grew 2% • Cross-border principal increased 3%, or 4% constant currency* Consumer-to-Consumer Q3 10 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Consumer-to Consumer 11 Q3 2019 Regions Revenue Change Constant Currency Rev. Change* Transaction Change % of C2C Revenue North America 2% 2% (1%) 38% Europe and CIS (1%) 1% 6% 32% MEASA 4% 5% 1% 15% LACA 4% 12% 10% 9% APAC (13%) (13%) (6%) 6% Total C2C 1% 2% 2% 100% Included in C2C regions above: westernunion.com 16% 17% 16% 14% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Business Solutions (B2B) Business Solutions and Other Q3 12 • 8% of Company revenue • Revenue flat, or increased 3% constant currency* Other (primarily retail bill payments businesses in the U.S. & Argentina) • 7% of Company revenue • Revenue decreased 48% due to the divestiture of the Speedpay business in May 2019 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Operating Margin Q3 13 • GAAP operating margin declined due to the impact of restructuring expenses 21.8% 15.1% 22.0% 22.3% Q3 2018 Q3 2019 Q3 2018 Q3 2019 ADJUSTED* GAAP ADJUSTED* GAAP • Adjusted operating margin increased primarily due to operating efficiencies, partially offset by the impact of the Speedpay divestiture *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Other Financial Highlights 14 Year-to-Date September 30, 2019 Cash Flow from Operations $665 million Capital Expenditures $94 million Stock Repurchases $475 million Dividends Paid $257 million Cash Balance, September 30, 2019 $1.4 billion Debt Outstanding, September 30, 2019 $3.2 billion

Revenue Mid-single-digit GAAP revenue decrease Low single-digit adjusted constant currency revenue increase, excluding any benefit related to Argentina inflation Operating Profit Margin Operating profit margin of approximately 18% and adjusted operating margin of approximately 20%* Earnings per Share GAAP EPS in a range of $2.47 to $2.57 Adjusted EPS in a range of $1.70 to $1.80* Cash Flow GAAP cash flow from operating activities of approximately $800 million Adjusted cash flow from operating activities of approximately $950 million* 2019 Outlook 15 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Questions and Answers 16

Appendix 3rd Quarter 2019 Earnings Webcast and Conference Call 17

Non-GAAP Measures Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business because they provide consistency and comparability to prior periods. We have also included non-GAAP revenues below that remove the impacts of Speedpay and Paymap, in order to provide a more meaningful comparison of results from continuing operations. These non-GAAP financial measures include the following: (1) consolidated revenue change constant currency adjusted and excluding, Speedpay and Paymap, (2) operating margin, adjusted, excluding, as applicable, restructuring- related expenses and acquisition and divestiture costs, (3) diluted earnings per share, excluding, as applicable, restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (4) effective tax rate, adjusted, excluding, as applicable, restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (5) Consumer-to-Consumer segment revenue change constant currency adjusted, (6) Consumer-to-Consumer segment principal per transaction change, constant currency adjusted, (7) Consumer-to-Consumer segment cross-border principal change, constant currency adjusted, (8) Consumer- to-Consumer segment region and westernunion.com revenue change constant currency adjusted, (9) Business Solutions segment revenue change constant currency adjusted, (10) operating margin outlook, adjusted, excluding restructuring- related expenses and acquisition and divestiture costs, (11) effective tax rate outlook, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap, (12) earnings per share outlook, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap, and (13) operating cash flow outlook, excluding estimated cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts. Amounts included below are in millions, unless indicated otherwise. 18

Reconciliation of Non-GAAP Measures 19 Consolidated Metrics Revenues, as reported (GAAP) $ 1,387.8 $ 1,401.6 $ 5,589.9 $ 1,337.0 $ 1,340.5 $ 1,306.9 $ 3,984.4 Foreign currency translation impact (a) 52.8 68.9 111.9 77.2 74.2 45.8 197.2 Revenues, constant currency adjusted 1,440.6 1,470.5 5,701.8 1,414.2 1,414.7 1,352.7 4,181.6 Less revenues from Speedpay and Paymap (b) (89.2) (88.2) (368.2) (91.9) (38.8) N/A (130.7) Revenues, constant currency adjusted and excluding Speedpay and Paymap $ 1,351.4 $ 1,382.3 $ 5,333.6 $ 1,322.3 $ 1,375.9 $ 1,352.7 $ 4,050.9 Prior year revenues, as reported (GAAP) $ 1,404.7 $ 1,438.3 $ 5,524.3 $ 1,389.4 $ 1,411.1 $ 1,387.8 $ 4,188.3 Less prior year revenues from Speedpay and Paymap (b) (96.6) (97.2) (387.3) (99.1) (91.6) (89.2) (279.9) Prior year revenues, adjusted, excluding Speedpay and Paymap $ 1,308.1 $ 1,341.1 $ 5,137.0 $ 1,290.3 $ 1,319.5 $ 1,298.6 $ 3,908.4 Revenue change, as reported (GAAP) (1) % (3) % 1% (4) % (5) % (6) % (5) % Revenue change, constant currency adjusted 3% 2% 3% 2% 0% (3) % 0 % Revenue change, constant currency adjusted and excluding Speedpay and Paymap 3% 3% 4% 2% 4% 4% 4 % Notes* YTD 3Q19 3Q19 3Q18 4Q18 FY2018 1Q19 2Q19

Reconciliation of Non-GAAP Measures 20 Consolidated Metrics cont. Operating income, as reported (GAAP) $ 302.6 $ 271.0 $ 1,122.1 $ 251.2 $ 258.9 $ 197.4 $ 707.5 Operating margin, as reported (GAAP) 21.8% 19.3% 20.1% 18.8% 19.3% 15.1% 17.8 % Speedpay and Paymap contribution to operating income (b) $ 25.7 $ 24.8 $ 110.3 $ 22.6 $ 7.7 N/A $ 30.3 Speedpay and Paymap contribution to operating margin (b) 0.5% 0.6% 0.7% 0.4% 0.0 % N/A 0.2 % Operating income, as reported (GAAP) $ 302.6 $ 271.0 $ 1,122.1 $ 251.2 $ 258.9 $ 197.4 $ 707.5 Restructuring-related expenses (e) N/A N/A N/A N/A 7.4 91.5 98.9 Acquisition and divestiture costs (f) 2.6 8.4 14.9 6.9 5.7 2.5 15.1 Operating income, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs $ 305.2 $ 279.4 $ 1,137.0 $ 258.1 $ 272.0 $ 291.4 $ 821.5 Operating margin, as reported (GAAP) 21.8% 19.3% 20.1% 18.8% 19.3% 15.1% 17.8 % Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs 22.0% 19.9% 20.3% 19.3% 20.3% 22.3% 20.6 % Notes* YTD 3Q19 3Q19 3Q18 4Q18 FY2018 1Q19 2Q19

# Reconciliation of Non-GAAP Measures

WesternUnion WU

| | Notes* | 3Q18 | 4Q18 | FY2018 | 1Q19 | 2Q19 | 3Q19 | YTD 3Q19 |
|---|---|---|---|---|---|---|---|---|
| **Consolidated Metrics cont.** | | | | | | | | |
| Net income, as reported (GAAP) | | $ 208.6 | $ 212.1 | $ 851.9 | $ 173.1 | $ 614.8 | $ 135.0 | $ 922.9 |
| Restructuring-related expenses | (e) | N/A | N/A | N/A | N/A | 7.4 | 91.5 | 98.9 |
| Acquisition and divestiture costs | (f) | 2.6 | 8.4 | 14.9 | 6.9 | 5.7 | 2.5 | 15.1 |
| Gain on sales of Speedpay and Paymap | (b) | N/A | N/A | N/A | N/A | (524.6) | — | (524.6) |
| Income tax benefit from restructuring-related expenses | (e) | N/A | N/A | N/A | N/A | (1.4) | (18.2) | (19.6) |
| Income tax benefit from acquisition and divestiture costs | (f) | (0.6) | (1.9) | (3.3) | (1.6) | (1.2) | (0.6) | (3.4) |
| Income tax expense from net gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes) | (b) | N/A | N/A | N/A | N/A | 94.1 | — | 94.1 |
| Income tax expense/(benefit) from Tax Act | (d) | 26.6 | 8.1 | 22.5 | N/A | N/A | N/A | N/A |
| Net income, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act | | $ 237.2 | $ 226.7 | $ 886.0 | $ 178.4 | $ 194.8 | $ 210.2 | $ 583.4 |
| Diluted earnings per share ("EPS"), as reported (GAAP) ($- dollars) | | $ 0.46 | $ 0.48 | $ 1.87 | $ 0.39 | $ 1.42 | $ 0.32 | $ 2.13 |
| EPS impact of restructuring-related expenses ($- dollars) | (e) | N/A | N/A | N/A | N/A | $ 0.02 | $ 0.22 | $ 0.23 |
| EPS impact of acquisition and divestiture costs ($- dollars) | (f) | $ 0.01 | $ 0.02 | $ 0.03 | $ 0.02 | $ 0.01 | — | $ 0.03 |
| EPS impact as a result of gain on sales of Speedpay and Paymap ($- dollars) | (b) | N/A | N/A | N/A | N/A | $ (1.22) | — | $ (1.21) |
| EPS impact from income tax benefit from restructuring-related expenses ($- dollars) | (e) | N/A | N/A | N/A | N/A | — | $ (0.05) | $ (0.05) |
| EPS impact from income tax benefit from acquisition and divestiture costs ($- dollars) | (f) | — | — | — | — | — | — | — |
| EPS impact as a result of tax expense on gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes) ($- dollars) | (b) | N/A | N/A | N/A | N/A | $ 0.22 | — | $ 0.22 |
| EPS impact as a result of Tax Act ($- dollars) | (d) | $ 0.06 | $ 0.01 | $ 0.05 | N/A | N/A | N/A | N/A |
| EPS impact as a result of restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap, net of income tax expense/(benefit) and Tax Act ($- dollars) | | $ 0.07 | $ 0.03 | $ 0.08 | $ 0.02 | $ (0.97) | $ 0.17 | $ (0.78) |
| Diluted earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act ($- dollars) | | $ 0.53 | $ 0.51 | $ 1.95 | $ 0.41 | $ 0.45 | $ 0.49 | $ 1.35 |
| Diluted weighted-average shares outstanding | | 449.0 | 445.4 | 454.4 | 439.9 | 432.3 | 426.8 | 433.0 |

21

# Reconciliation of Non-GAAP Measures

WesternUnion WU

| | Notes* | 3Q18 | 4Q18 | FY2018 | 1Q19 | 2Q19 | 3Q19 | YTD 3Q19 |
|---|---|---|---|---|---|---|---|---|
| **Consolidated Metrics cont.** | | | | | | | | |
| Effective tax rate, as reported (GAAP) | | 22 % | 10 % | 14 % | 20 % | 18 % | 17 % | 18 % |
| Impact from restructuring-related expenses | (e) | N/A | N/A | N/A | N/A | 0 % | 1 % | 0 % |
| Impact from acquisition and divestiture costs | (f) | 0 % | 1 % | 0 % | 0 % | 0 % | 0 % | 0 % |
| Impact from gain on sales of Speedpay and Paymap | (b) | N/A | N/A | N/A | N/A | (1) % | 0 % | 0 % |
| Impact from Tax Act | (d) | (10) % | (4) % | (2) % | N/A | N/A | N/A | N/A |
| Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and impact of Tax Act | | 12 % | 7 % | 12 % | 20 % | 17 % | 18 % | 18 % |
| **Consumer-to-Consumer Segment** | | | | | | | | |
| Revenues, as reported (GAAP) | | $ 1,107.4 | $ 1,127.7 | $ 4,453.6 | $ 1,056.9 | $ 1,112.9 | $ 1,113.0 | $ 3,282.8 |
| Foreign currency translation impact | (a) | 18.7 | 23.9 | 6.6 | 33.0 | 31.4 | 17.9 | 82.3 |
| Revenues, constant currency adjusted | | $ 1,126.1 | $ 1,151.6 | $ 4,460.2 | $ 1,089.9 | $ 1,144.3 | $ 1,130.9 | $ 3,365.1 |
| Prior year revenues, as reported (GAAP) | | $ 1,107.7 | $ 1,144.5 | $ 4,354.5 | $ 1,091.0 | $ 1,127.5 | $ 1,107.4 | $ 3,325.9 |
| Revenue change, as reported (GAAP) | | 0 % | (1) % | 2 % | (3) % | (1) % | 1 % | (1) % |
| Revenue change, constant currency adjusted | | 2 % | 1 % | 2 % | 0 % | 1 % | 2 % | 1 % |
| Principal per transaction, as reported ($- dollars) | | $ 308 | $ 301 | $ 305 | $ 302 | $ 303 | $ 307 | $ 304 |
| Foreign currency translation impact ($- dollars) | (a) | 5 | 7 | — | 11 | 8 | 5 | 8 |
| Principal per transaction, constant currency adjusted ($- dollars) | | $ 313 | $ 308 | $ 305 | $ 313 | $ 311 | $ 312 | $ 312 |
| Prior year principal per transaction, as reported ($- dollars) | | $ 302 | $ 300 | $ 297 | $ 307 | $ 306 | $ 308 | $ 307 |
| Principal per transaction change, as reported | | 2 % | 0 % | 3 % | (2) % | (1) % | 0 % | (1) % |
| Principal per transaction change, constant currency adjusted | | 4 % | 3 % | 3 % | 2 % | 1 % | 2 % | 2 % |
| Cross-border principal, as reported ($- billions) | | $ 20.1 | $ 20.5 | $ 79.9 | $ 19.1 | $ 20.5 | $ 20.6 | $ 60.2 |
| Foreign currency translation impact ($- billions) | (a) | 0.3 | 0.4 | (0.2) | 0.7 | 0.5 | 0.4 | 1.6 |
| Cross-border principal, constant currency adjusted ($- billions) | | $ 20.4 | $ 20.9 | $ 79.7 | $ 19.8 | $ 21.0 | $ 21.0 | $ 61.8 |
| Prior year cross-border principal, as reported ($- billions) | | $ 19.0 | $ 19.5 | $ 74.5 | $ 18.9 | $ 20.4 | $ 20.1 | $ 59.4 |
| Cross-border principal change, as reported | | 6 % | 5 % | 7 % | 1 % | 0 % | 3 % | 1 % |
| Cross-border principal change, constant currency adjusted | | 7 % | 8 % | 7 % | 5 % | 3 % | 4 % | 4 % |

22

# Reconciliation of Non-GAAP Measures

WesternUnion WU

| | Notes* | 3Q18 | 4Q18 | FY2018 | 1Q19 | 2Q19 | 3Q19 | YTD 3Q19 |
|---|---|---|---|---|---|---|---|---|
| **Consumer-to-Consumer Segment cont.** | | | | | | | | |
| NA region revenue change, as reported (GAAP) | | 2 % | 0 % | 2 % | 1 % | 2 % | 2 % | 2 % |
| NA region foreign currency translation impact | (a) | 0 % | 0 % | 0 % | 0 % | 0 % | 0 % | 0 % |
| NA region revenue change, constant currency adjusted | | 2 % | 0 % | 2 % | 1 % | 2 % | 2 % | 2 % |
| EU & CIS region revenue change, as reported (GAAP) | | 3 % | 1 % | 7 % | (3) % | (3) % | (1) % | (3) % |
| EU & CIS region foreign currency translation impact | (a) | 1 % | 1 % | (3) % | 4 % | 4 % | 2 % | 4 % |
| EU & CIS region revenue change, constant currency adjusted | | 4 % | 2 % | 4 % | 1 % | 1 % | 1 % | 1 % |
| MEASA region revenue change, as reported (GAAP) | | (7) % | (7) % | (5) % | (7) % | (3) % | 4 % | (2) % |
| MEASA region foreign currency translation impact | (a) | 1 % | 1 % | 1 % | 1 % | 2 % | 1 % | 1 % |
| MEASA region revenue change, constant currency adjusted | | (6) % | (6) % | (4) % | (6) % | (1) % | 5 % | (1) % |
| LACA region revenue change, as reported (GAAP) | | 2 % | 0 % | 8 % | (2) % | 4 % | 4 % | 2 % |
| LACA region foreign currency translation impact | (a) | 14 % | 16 % | 11 % | 14 % | 12 % | 8 % | 11 % |
| LACA region revenue change, constant currency adjusted | | 16 % | 16 % | 19 % | 12 % | 16 % | 12 % | 13 % |
| APAC region revenue change, as reported (GAAP) | | (10) % | (9) % | (6) % | (13) % | (14) % | (13) % | (13) % |
| APAC region foreign currency translation impact | (a) | 1 % | 1 % | 0 % | 2 % | 2 % | 0 % | 1 % |
| APAC region revenue change, constant currency adjusted | | (9) % | (8) % | (6) % | (11) % | (12) % | (13) % | (12) % |
| westernunion.com revenue change, as reported (GAAP) | | 19 % | 21 % | 21 % | 17 % | 18 % | 16 % | 17 % |
| westernunion.com foreign currency translation impact | (a) | 1 % | 1 % | 0 % | 2 % | 2 % | 1 % | 2 % |
| westernunion.com revenue change, constant currency adjusted | | 20 % | 22 % | 21 % | 19 % | 20 % | 17 % | 19 % |

23

Reconciliation of Non-GAAP Measures 24 Business Solutions Segment Revenues, as reported (GAAP) $ 100.2 $ 96.8 $ 386.8 $ 95.6 $ 95.6 $ 100.6 $ 291.8 Foreign currency translation impact (a) 2.3 2.6 (2.6) 4.6 3.6 2.9 11.1 Revenues, constant currency adjusted $ 102.5 $ 99.4 $ 384.2 $ 100.2 $ 99.2 $ 103.5 $ 302.9 Prior year revenues, as reported (GAAP) $ 99.4 $ 94.3 $ 383.9 $ 96.7 $ 93.1 $ 100.2 $ 290.0 Revenue change, as reported (GAAP) 1% 3% 1% (1) % 3% 0% 1 % Revenue change, constant currency adjusted 3% 5% 0% 4% 7% 3% 4 % Operating income, as reported (GAAP) $ 14.3 $ 5.2 $ 23.4 $ 8.6 $ 10.5 $ 16.7 $ 35.8 Depreciation and amortization 10.4 10.4 41.9 10.2 9.7 9.9 29.8 EBITDA (c) $ 24.7 $ 15.6 $ 65.3 $ 18.8 $ 20.2 $ 26.6 $ 65.6 Operating income margin, as reported (GAAP) 14.2% 5.4% 6.1% 9.0% 10.9% 16.7% 12.3 % EBITDA margin 24.6% 16.2% 16.9% 19.7% 21.1% 26.4% 22.5 % Notes* YTD 3Q19 3Q19 3Q18 1Q19 4Q18 FY2018 2Q19

Reconciliation of Non-GAAP Measures 25 2019 Consolidated Outlook Metrics Operating margin (GAAP) 18 % Impact from restructuring-related expenses and acquisition and divestiture costs (e), (f) 2 % Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs 20 % Effective tax rate (GAAP) 18% 19 % Impact from restructuring-related expenses and acquisition and divestiture costs (e), (f) 1% 0 % Impact from net gain on sales of Speedpay and Paymap (b) 0% 0 % Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap 19% 19 % Earnings per share (GAAP) ($- dollars) $ 2.47 $ 2.57 Impact from restructuring-related expenses and acquisition and divestiture costs ($- dollars) (e), (f) 0.23 0.23 Impact from net gain on sales of Speedpay and Paymap ($- dollars) (b) (1.00) (1.00) Earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap ($- dollars) $ 1.70 $ 1.80 Operating cash flow (GAAP) ($- millions) $ 800 Impact from estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions) (e), (f) 60 Impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions) (b) 90 Operating cash flow, excluding estimated cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions) $ 950 Notes* Range Range

Reconciliation of Non-GAAP Measures 26 (a) (b) Non-GAAP related notes: Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends. On May 9, 2019, we completed the sale of our United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash. In the third quarter of 2019, the working capital calculation, pursuant to the divestiture agreement, was completed and resulted in a payment of approximately $21 million to ACI. In addition, on May 6, 2019, we completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of "Other" in our segment reporting. Revenue has been adjusted to exclude the carved out financial information for Speedpay and Paymap and the gain on the sales and the income taxes on the gain, including the elimination of previously forecasted annual base-erosion anti-abuse taxes, has been removed from adjusted net income and adjusted effective tax rate. Additionally, cash flows from operating activities outlook has been adjusted to exclude taxes paid on the gain from Speedpay and Paymap divestitures, net of related reductions to previously expected base-erosion anti-abuse tax payments. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures. We have included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented. Additionally, Speedpay and Paymap contributions to operating income exclude corporate overhead allocations.

Reconciliation of Non-GAAP Measures 27 (c) (d) (e) (f) Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve our business processes and cost structure by reducing headcount and consolidating various facilities. While these expenses are identifiable to our business segments, primarily to our Consumer- to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that we have previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. These expenses have been excluded from operating and net income. The 2018 and first quarter 2019 presentations have been recast to provide consistency with the second quarter 2019 and year-to- date 2019 presentations and exclude these expenses from our operating and net income. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. Represents the impact to our provision for income taxes related to the December 2017 enactment of tax reform in the United States (“Tax Act”), primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act. Non-GAAP related notes (continued):